Exhibit 99.2

Document Security Systems, Inc. Closes $50.025 Million Public Offering of Common Stock Including Exercise of the Over-Allotment

ROCHESTER, N.Y., June 17, 2021 (GLOBE NEWSWIRE) Document Security Systems, Inc. (NYSE American: DSS) (the “Company”), a multinational company operating businesses focusing on brand protection technology, blockchain security, direct marketing, healthcare, consumer packaging, real estate, renewable energy, and securitized digital assets, today announced the closing of an underwritten public offering as well as the simultaneous exercise of the underwriter’s over-allotment option for total gross proceeds to the Company of $50.025 million, before deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company.

The Company issued 29,000,000 shares of the Company’s common stock and 4,350,000 additional shares from the exercise of the underwriter’s option at the public offering price of $1.50 per share. The Company intends to use the net proceeds from this offering, together with their existing cash, to fund the development and growth of new business lines, acquisition opportunities, and general corporate and working capital needs.

Aegis Capital Corp. acted as sole bookrunner for the offering.

The shares of common stock were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-256446), which was declared effective by the Securities and Exchange Commission (the “SEC”) on June 7, 2021. A final prospectus supplement describing the terms of the offering, together with the accompanying prospectus, has been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. Electronic copies of the final prospectus may be obtained by contacting Aegis Capital Corp., Attention: Syndicate Department, 810 7th Avenue, 18th floor, New York, NY 10019, by email at syndicate@aegiscap.com, or by telephone at (212) 813-1010.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Document Security Systems, Inc.

DSS is a multinational company operating businesses focused on brand protection technology, blockchain security, direct marketing, healthcare, consumer packaging, real estate, renewable energy, and securitized digital assets. Its business model is based on a distribution sharing system in which shareholders will receive shares in its subsidiaries as DSS strategically spins them out into IPOs. Its historic business revolves around counterfeit deterrent and authentication technologies, smart packaging, and consumer product engagement. DSS is led by its Chairman and largest shareholder, Mr. Fai Chan, a highly successful global business veteran of more than 40 years specializing in corporate transformation while managing risk. He has successfully restructured more than 35 corporations with a combined value of $25 billion.

Investor Contact:

Dave Gentry,CEO
RedChip Companies Inc.
407-491-4498
Dave@redchip.com

Safe Harbor Disclosure

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements related to the Company’s intended use of proceeds and other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that may cause actual results or events to differ materially from those projected. These risks and uncertainties, many of which are beyond our control, include: risks relating to our growth strategy; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; risks relating to the results of development activities; our ability to attract, integrate and retain key personnel; our need for substantial additional funds; patent and intellectual property matters; competition; as well as other risks described in the section entitled “Risk Factors” in the prospectus and in our other filings with the SEC, including, without limitation, our reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.